EXHIBIT 5.1

OPINION OF BARTLIT BECK HERMAN PALENCHAR & SCOTT LLP

Bartlit Beck Herman Palenchar & Scott LLP

1899 Wynkoop Street, 8th Floor

Denver, Colorado 80202

January 10, 2008

The Parent Company

1099 18th Street, Suite 1800

Denver, Colorado 80202

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to The Parent Company, a Colorado corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission on the date hereof (the “Registration Statement”), relating to the registration of 2,400,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”), to be issued under The Parent Company 2007 Long-Term Incentive Plan (the “Incentive Plan”).

In connection with this opinion, we have examined and relied upon the Registration Statement and the related Prospectus, the Incentive Plan, the Company’s Articles of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

Based upon the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that, assuming that the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the Shares, when issued and sold in accordance with the Incentive Plan, the Registration Statement and the related Prospectus, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Bartlit Beck Herman Palenchar & Scott LLP